Public Affairs Department
                                                      Scott Deitz
                                                      Telephone:  (715) 422-1521
FOR IMMEDIATE RELEASE                                 August 25, 2000




   CONSOLIDATED PAPERS TO SELL ITS INTEREST IN WISCONSIN RIVER POWER COMPANY;
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                             PUHCA STATUS CLARIFIED
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         WISCONSIN RAPIDS, Wis. - Consolidated Papers, Inc. (NYSE: CDP) and
Stora Enso Oyj announced today that Consolidated Papers has entered into an agreement to sell its one-third interest in Wisconsin River Power Company to Wisconsin Public Service Corporation. Wisconsin River Power Company is an electric utility jointly owned by Consolidated Water Power Company, a subsidiary of Consolidated Papers; Wisconsin Public Service Corporation; and Alliant Energy. Pending completion of the sale, Consolidated has undertaken not to vote its shares in Wisconsin River Power Company.

         As a result, Consolidated and Stora Enso believe that it is no longer necessary for Stora Enso to obtain prior SEC approval of Stora Enso's acquisition of Consolidated under the Public Utility Holding Company Act because Consolidated now owns the voting securities of only one PUHCA-jurisdictional "public utility company." Stora Enso, therefore, is withdrawing its March application to the SEC for acquisition authority.

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         Consolidated has filed a separate application with the SEC for an exemption from the Public Utility Holding Company Act. The basis for the application, under Section 3(a)(3) of PUHCA, is that Consolidated is only incidentally a holding company, being primarily engaged in a business other than that of a "public utility company," and that the utility operations of Consolidated's direct power subsidiary, Consolidated Water Power Company, are functionally related to Consolidated's primary paper business. Stora Enso and Consolidated believe that they are not required to wait for action to be taken by the SEC on this application before the closing of the Stora Enso and Consolidated Papers acquisition transaction.

         If Consolidated's shareholders approve the Stora Enso acquisition at the meeting on August 30, Consolidated and Stora Enso expect the acquisition to close on August 31 or in early September.

         For more information, read the Proxy Statement/Prospectus dated July 26, 2000, which Stora Enso has filed with the Securities and Exchange Commission as part of a Registration Statement, because it contains important information. The Proxy Statement/Prospectus was sent on or about July 28, 2000, to shareholders of Consolidated Papers, Inc. seeking their approval of the proposed merger of Consolidated Papers with a subsidiary of Stora Enso. Free copies can be obtained of the Proxy Statement/Prospectus and other documents filed by Consolidated Papers (as well as certain documents filed by Stora Enso) with the Commission at the Commission's Web site at http://www.sec.gov. Stora Enso's Registration Statement on Form F-4 (File No. 333-12342) may also be obtained from the Commission's public reference room located at 450 Fifth

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Street, NW, Washington, DC 20549, or at one of the Commission's other public reference rooms in New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Registration Statement, including documents incorporated by reference therein, may also be obtained from Stora Enso by contacting Stora Enso Oyj, Attention:
Maija Harsu, Investor Relations, Kanavaranta 1, P.O. Box 309, FIN-00101 Helsinki, Finland, and/or Consolidated Papers, Inc. by contacting Consolidated Papers, Inc., Attention: Tim Laatsch, Corporate Communications, 231 First Avenue North, P.O. Box 8050, Wisconsin Rapids, Wisconsin 54495-8050. Consolidated Papers, Inc., its directors, executive officers and certain other members of Consolidated Papers management and employees may be soliciting proxies from Consolidated Papers shareholders in favor of the transaction. Information concerning the participants is set forth in the Proxy Statement/Prospectus.

         Consolidated Papers, Inc. is one of North America's largest producers of coated and supercalendered printing papers for the printing and publishing industries. In addition, the company is one of the leading producers of specialty papers and manufactures paperboard and paperboard products. To learn more about Consolidated Papers, Inc., visit its Web site at http://www.consolidatedpapers.com.
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         Stora Enso Oyj, domiciled in Finland, is one of the world's leading forest product companies. Core businesses include magazine papers, newsprint, fine papers and packaging boards. In these product areas, Stora Enso holds a leading global market position. Stora Enso also conducts extensive sawmilling operations. To learn more about Stora Enso, visit the company's Web site at http://www.storaenso.com.
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